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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-48033 of Fifth Third Bancorp on Form S-4 of our report dated February 10, 1998 on the consolidated financial statements of State Savings Company and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                           Deloitte & Touche LLP

Dayton, Ohio



April 1, 1998